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                                                                    EXHIBIT 3.11


              AMENDMENT NO. 7 TO AGREEMENT OF LIMITED PARTNERSHIP



     This Amendment No. 7 to Agreement of Limited Partnership of Brylane, L.P. (this "Amendment") is made as of this 14th day of October 1996 by and among VGP Corporation, a Delaware corporation (the "FS General Partner"), VLP Corporation, a Delaware corporation (the "FS Limited Partner"), WearGuard Corporation, a Delaware corporation, and Lane Bryant Direct Holding, Inc., a Delaware corporation, with reference to the following background.

     A. The parties hereto (or their predecessors) are parties to that certain Agreement of Limited Partnership of Brylane, L.P. (the "Partnership") made as of the 30th day of August, 1993, as amended (the "Partnership Agreement").

     B. The parties hereto have determined that it is in their mutual best interest to amend the Partnership Agreement in the manner set forth below.

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1.  Definitions; References.  Each term used herein which is not
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defined herein shall have the meaning assigned to such term in the Partnership
Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Partnership Agreement shall from and after the date hereof refer to the Partnership Agreement as amended hereby.

     SECTION 2.  Amendment of Partnership Agreement.   Section 6.01(a) of the
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Partnership Agreement is amended by replacing the period at the end of such
Section with a comma and inserting the following:

          "(ix) prohibit the Partnership, the Partners or any of their Affiliates from engaging in the conduct of a mail order retail business encompassing regular size men's apparel and related accessories so long as such apparel and accessories are substantially similar to the products offered by the Partnership's KingSize Division as of the date hereof at price points substantially similar or lower than those for the comparable products offered by the KingSize Division as of the date hereof."

     SECTION 3.  Governing Law.  This Amendment and the rights of the parties
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hereunder shall be interpreted in accordance with the laws of the State of
Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

     SECTION 4.  Counterparts.  This Amendment may be signed in counterparts,
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each of which shall constitute an original and which together shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the day and year first written above.


                                       VGP CORPORATION



                                       By: /s/ John M. Roth
                                           -------------------------------------
                                       Name:   John M. Roth
                                       Title:  President


                                       VLP CORPORATION



                                       By: /s/ John M. Roth
                                           -------------------------------------
                                       Name:   John M. Roth
                                       Title:  President


                                       LANE BRYANT DIRECT HOLDING, INC.



                                       By: /s/ William K. Gerber
                                           -------------------------------------
                                       Name:   William K. Gerber
                                       Title:


                                       WEARGUARD CORPORATION



                                       By: /s/ Michael J. O'Hara
                                           -------------------------------------
                                       Name:   Michael J. O'Hara
                                       Title:  Vice President